Exhibit 99.1

Fortune Brands Reports Sales and EPS for Q4 and Full Year;
Provides 2017 Annual Outlook for Continued Growth

Highlights from continuing operations:

  Q4 2016 sales increased 6 percent year-over-year to $1.3 billion with EPS of $0.67; EPS before charges/gains increased 27 percent to $0.71
  Full-year 2016 sales increased 9 percent with EPS of $2.61; EPS before charges/gains increased 33 percent to $2.75
  Company expects full-year 2017 EPS before charges/gains to grow to $2.95 - $3.05 on sales growth of 6 - 8 percent

DEERFIELD, Ill.--(BUSINESS WIRE)--January 31, 2017--Fortune Brands Home & Security, Inc. (NYSE: FBHS), an industry-leading home and security products company, today announced fourth quarter 2016 results from continuing operations and provided its 2017 annual outlook for sales and earnings per share.

“In the fourth quarter overall sales growth accelerated, led by plumbing, and our teams again delivered strong operating margin growth across all segments,” said Chris Klein, chief executive officer, Fortune Brands. “For the full year 2016, our teams executed well against our strategy for profitable growth and we achieved strong results that met our expectations that increased throughout the year. With this consistently solid execution, we are well-positioned for continued strong performance in 2017 as the housing market continues on its elongated recovery.”

Fourth Quarter 2016

For the fourth quarter of 2016, sales were $1.3 billion, an increase of 6 percent over the fourth quarter of 2015. Earnings per share were $0.67, compared to $0.54 in the prior-year quarter. EPS before charges/gains were $0.71, compared to $0.56 the same quarter last year. Operating income was $166.4 million, compared to $140.3 million in the prior-year quarter. Operating income before charges/gains was $172.8 million, compared to $147.0 million the same quarter last year, up 18 percent.

“Operating margin before charges/gains for the total company grew by 130 basis points to 13.3 percent, with solid performance across all operating segments and organic operating leverage of 45 percent,” said Klein.

For each segment in the fourth quarter of 2016, compared to the prior-year quarter:

  Plumbing sales increased 19 percent. Excluding recent acquisitions, sales increased low double digits driven by a re-invigorated sales and marketing focus under the new Global Plumbing Group structure, and new products. Segment operating margin before charges/gains increased 80 basis points to 20.6 percent.
  Cabinet sales were down 1 percent primarily due to the negative impact of a calendar shift. Segment operating margin before charges/gains increased 60 basis points to 10.6 percent.
  Door sales were up 6 percent driven by growth in both the wholesale and retail channels, and operating margin before charges/gains increased 170 basis points to 13.3 percent.
  Security sales increased 6 percent. Operating margin before charges/gains increased 260 basis points to 15.6 percent.

Full Year 2016

For the full year 2016, sales were $5.0 billion, an increase of 9 percent over 2015. Earnings per share were $2.61 compared to $1.88 in the prior year, and EPS before charges/gains were $2.75 versus $2.07 last year, an increase of 33 percent.

“In 2016 we continued to execute our strategy of disciplined, profitable growth as we increased earnings per share 33 percent. Our sales grew 9 percent and our operating margin before charges/gains exceeded our plan for the year, rising 140 basis points to 13.2 percent. We also saw early benefits from the recent formation of our Global Plumbing Group, where the strategy is to grow sales faster than the market while maintaining margin. Overall, our teams delivered strong results by remaining focused on growing in the most attractive parts of our markets,” said Klein.

“In addition to growing our earnings, we continued to deploy capital in value-creating ways as we bought back $424 million of our shares, completed two plumbing acquisitions, and again increased our quarterly dividend. Our balance sheet remained strong during 2016,” said Lee Wyatt, chief financial officer, Fortune Brands. “As of December 31, 2016, cash was $251 million and debt was $1.4 billion, resulting in net debt to EBITDA of 1.5 times and giving us substantial flexibility to continue to create incremental shareholder value. Additionally, free cash flow was $531 million.”

Annual Outlook for 2017

The Company’s 2017 annual outlook is based on a U.S. home products market growth assumption of 6 to 7 percent and an assumption of 5 to 6 percent growth for our total global market. The Company expects full-year 2017 sales growth in the range of 6 to 8 percent.

The Company expects EPS before charges/gains to be in the range of $2.95 to $3.05, the midpoint of which is 14 percent higher than last year, excluding the positive impact of an accounting change on tax rates.

“Entering 2017 our annual outlook again calls for strong performance based on improved earnings, a continued focus on disciplined, profitable growth, and the financial flexibility we have to drive incremental growth,” said Klein. “Despite increased uncertainty heading into this year due to the changing political environment, fundamental demand drivers of the U.S. housing market look healthy. We believe we are well-positioned to continue to leverage our structural competitive advantages and drive profitable growth well into the future.”

CFO Transition

Over the last five and a half years Fortune Brands has established a strong company-wide finance team, and developed strong management procedures. With strong processes and leadership in place, chief financial officer Lee Wyatt has elected to retire at the end of 2017 when he turns 65.

Consistent with the Company’s succession planning process, Patrick Hallinan will succeed Wyatt when he steps down at year end. Hallinan recently accepted the position of senior vice president of finance at Fortune Brands to begin the transition. For the past three years, he served as chief financial officer of the plumbing segment. He previously served as vice president of finance at Beam Inc. and as vice president of finance at MasterBrand Cabinets for three years. Hallinan began his career as a consultant at Booz Allen Hamilton. Over the last 25 years he has developed deep experience in finance, strategy and general management.

“I am genuinely grateful to Lee for his numerous contributions to the company over the past five and a half years,” said Klein. “Lee has built a world-class finance team and processes that will continue to ensure flawless financial execution across the company and we are extremely well-prepared for this thoughtful transition. Pat will bring both strong financial experience and a deep familiarity with our high-performance culture and strategy to the role, having been a key contributor in two of our largest businesses.”

About Fortune Brands

Fortune Brands Home & Security, Inc. (NYSE: FBHS), headquartered in Deerfield, Ill., creates products and services that fulfill the dreams of homeowners and help people feel more secure. The Company’s four operating segments are Cabinets, Plumbing, Doors and Security. Its trusted brands include more than a dozen core brands under MasterBrand Cabinets; Moen, ROHL and Riobel under the Global Plumbing Group (GPG); Therma-Tru entry door systems; and Master Lock and SentrySafe security products under The Master Lock Company. Fortune Brands holds market leadership positions in all of its segments. Fortune Brands is part of the S&P 500 Index. For more information, please visit www.FBHS.com.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This press release contains certain “forward-looking statements” regarding business strategies, market potential, future financial performance, the potential of our categories and brands, and other matters. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “estimates,” “plans,” “look to,” “outlook,” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could” are generally forward-looking in nature and not historical facts. Where, in any forward-looking statement, we express an expectation or belief as to future results or events, such expectation or belief is based on the current plans and expectations of our management. Although we believe that these statements are based on reasonable assumptions, they are subject to numerous factors, risks and uncertainties that could cause actual outcomes and results to be materially different from those indicated in such statements. Our actual results could differ materially from the results contemplated by these forward-looking statements due to a number of factors, including the factors discussed in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2015, filed with the Securities and Exchange Commission. The forward-looking statements included in this release are made as of the date hereof, and except as required by law, we undertake no obligation to update, amend or clarify any forward-looking statements to reflect events, new information or circumstances occurring after the date of this release.

Use of Non-GAAP Financial Information

This press release includes measures not derived in accordance with generally accepted accounting principles (“GAAP”), such as diluted earnings per share before charges/gains, operating income before charges/gains, operating margin before charge/gains, net debt to EBITDA and free cash flow. These measures should not be considered in isolation or as a substitute for any measure derived in accordance with GAAP and may also be inconsistent with similar measures presented by other companies. Reconciliations of these measures to the most closely comparable GAAP measures, and reasons for the Company’s use of these measures, are presented in the attached pages.

FORTUNE BRANDS HOME & SECURITY, INC.
(In millions, except per share amounts)
(Unaudited)

Net Sales

	Three Months Ended December 31,				Twelve Months Ended December 31,
	2016	2015	% Change		2016	2015	% Change
Net Sales (GAAP)				Net Sales (GAAP)
Cabinets	$600.6	$608.1	(1)	Cabinets	$2,397.8	$2,173.4	10
Plumbing	426.4	358.5	19	Plumbing	1,534.4	1,414.5	8
Doors	121.7	114.5	6	Doors	473.0	439.1	8
Security	152.9	143.6	6	Security	579.7	552.4	5
Total Net Sales	$1,301.6	$1,224.7	6	Total Net Sales	$4,984.9	$4,579.4	9

Current Quarter Operating Income

	Before Charges & Gains				GAAP

	Three Months Ended December 31,				Three Months Ended December 31,
Operating Income (loss) Before Charges/Gains (a)	2016	2015	% Change	Operating Income (loss)	2016	2015	% Change
Cabinets	$63.8	$61.1	4	Cabinets	$63.8	$60.3	6
Plumbing	87.7	71.1	23	Plumbing	83.7	70.8	18
Doors	16.2	13.3	22	Doors	15.8	13.3	19
Security	23.9	18.7	28	Security	21.9	12.8	71
Corporate:				Corporate:
General and administrative expense	(19.5)	(18.5)	(5)	General and administrative expense	(19.4)	(18.5)	(5)
Defined benefit plan income (b)	0.7	1.3	(46)	Defined benefit plan income/(expense) (1)	0.6	1.6	(63)
Total Corporate Expenses	(18.8)	(17.2)	(9)	Total Corporate expenses	(18.8)	(16.9)	(11)

Total Operating Income Before Charges/Gains	$172.8	$147.0	18	Total Operating Income (GAAP)	$166.4	$140.3	19

Earnings Per Share Before Charges/Gains (c)				Diluted EPS From Continuing Operations (GAAP)
Diluted - Continuing Operations	$0.71	$0.56	27	Diluted EPS - Continuing Operations	$0.67	$0.54	24

EBITDA Before Charges/Gains (d)	$204.2	$179.7	14	Income from continuing operations, net of tax	$104.4	$87.6	19

Year to Date Operating Income

	Before Charges & Gains				GAAP

	Twelve Months Ended December 31,				Twelve Months Ended December 31,
Operating Income(loss) Before Charges/Gains (a)	2016	2015	% Change	Operating Income (loss)	2016	2015	% Change
Cabinets	$259.6	$195.7	33	Cabinets	$257.8	$192.4	34
Plumbing	332.2	292.5	14	Plumbing	326.3	285.4	14
Doors	62.3	44.0	42	Doors	61.9	44.0	41
Security	81.6	69.3	18	Security	66.6	55.9	19
Corporate:				Corporate:
General and administrative expense	(80.8)	(69.2)	(17)	General and administrative expense	(80.9)	(85.2)	5
Defined benefit plan income (b)	2.9	6.1	(51)	Defined benefit plan income/(expense) (1)	1.0	3.6	(76)
Total Corporate Expenses	(77.9)	(63.1)	(23)	Total Corporate expenses	(79.9)	(81.6)	2

Total Operating Income Before Charges/Gains	$657.8	$538.4	22	Total Operating Income (GAAP)	$632.7	$496.1	28

Earnings Per Share Before Charges/Gains (c)				Diluted EPS From Continuing Operations (GAAP)
Diluted - Continuing Operations	$2.75	$2.07	33	Diluted EPS - Continuing Operations	$2.61	$1.88	39

EBITDA Before Charges/Gains (d)	$776.5	$649.2	20	Income from continuing operations, net of tax	$412.4	$306.5	35

(1) Corporate expenses as derived in accordance with GAAP include the components of defined benefit plan expense other than service cost including actuarial gains and losses.

(a) (b) (c) (d) For definitions of Non-GAAP measures, see Definitions of Terms page

FORTUNE BRANDS HOME & SECURITY, INC.
CONDENSED CONSOLIDATED BALANCE SHEET (GAAP)
(In millions)
(Unaudited)

	December 31,	December 31,
	2016	2015

Assets
Current assets
Cash and cash equivalents	$251.5	$238.5
Accounts receivable, net	550.7	502.6
Inventories	531.1	555.6
Other current assets	109.5	121.3
Total current assets	1,442.8	1,418.0

Property, plant and equipment, net	662.5	627.9
Goodwill	1,833.8	1,755.3
Other intangible assets, net of accumulated amortization	1,107.0	996.7
Other assets	80.0	77.8
Total assets	$5,126.1	$4,875.7

Liabilities and Equity
Current liabilities
Notes payable to banks	$-	$0.8
Accounts payable	393.8	344.2
Other current liabilities	446.6	412.9
Total current liabilities	840.4	757.9

Long-term debt	1,431.1	1,168.7
Deferred income taxes	163.5	201.7
Other non-current liabilities	328.1	293.6
Total liabilities	2,763.1	2,421.9

Stockholders' equity	2,361.5	2,450.9
Noncontrolling interests	1.5	2.9
Total equity	2,363.0	2,453.8
Total liabilities and equity	$5,126.1	$4,875.7

FORTUNE BRANDS HOME & SECURITY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Twelve Months Ended December 31,
	2016	2015
Operating Activities
Net income	$413.2	$315.5
Depreciation and amortization	122.7	115.1
Recognition of actuarial losses	1.9	8.6
Deferred taxes	(25.8)	(13.6)
Loss on sale of discontinued operation	-	16.7
Other noncash items	36.7	28.7
Changes in assets and liabilities, net	101.8	(41.8)
Net cash provided by operating activities	$650.5	$429.2

Investing Activities
Capital expenditures, net of proceeds from asset sales	$(145.4)	$(126.0)
Proceeds from sale of discontinued operations	-	12.2
Cost of acquisitions, net of cash	(239.7)	(652.8)
Net cash used in investing activities	$(385.1)	$(766.6)

Financing Activities
Increase in debt, net	$258.9	$499.7
Proceeds from the exercise of stock options	25.5	28.9
Treasury stock purchases	(424.5)	(51.7)
Dividends to stockholders	(98.2)	(89.5)
All other, net	(12.1)	11.4
Net cash (used in) provided by financing activities	$(250.4)	$398.8

Effect of foreign exchange rate changes on cash	(2.0)	(14.8)

Net increase in cash and cash equivalents	$13.0	$46.6
Cash and cash equivalents at beginning of period	238.5	191.9
Cash and cash equivalents at end of period	$251.5	$238.5

FREE CASH FLOW	Twelve Months Ended December 31,
	2016	2015

Free Cash Flow*	$530.6	$347.2
Add:
Capital expenditures	149.3	128.5
Less:
Proceeds from the sale of assets	3.9	2.5
Proceeds from the exercise of stock options	25.5	28.9
Transaction costs for Norcraft acquisition	-	15.1
Cash Flow From Operations (GAAP)	$650.5	$429.2

* Free cash flow is cash flow from operations calculated in accordance with U.S. generally accepted accounting principles ("GAAP") less net capital expenditures (capital expenditures less proceeds from the sale of assets including property, plant and equipment, and the proceeds from the exercise of stock options). In 2015, it additionally excludes payments of transaction costs related to the Norcraft acquisition. Free cash flow does not include adjustments for certain non-discretionary cash flows such as mandatory debt repayments. Free cash flow is a measure not derived in accordance with GAAP. Management believes that free cash flow provides investors with helpful supplemental information about the Company's ability to fund internal growth, make acquisitions, repay debt and related interest, pay dividends and repurchase common stock. This measure may be inconsistent with similar measures presented by other companies.

FORTUNE BRANDS HOME & SECURITY, INC.
CONSOLIDATED STATEMENT OF INCOME (GAAP)
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2016	2015	% Change	2016	2015	% Change

Net Sales	$1,301.6	$1,224.7	6	$4,984.9	$4,579.4	9

Cost of products sold	827.5	804.6	3	3,180.3	2,997.5	6

Selling, general and administrative expenses	298.5	269.5	11	1,129.9	1,047.6	8

Amortization of intangible assets	7.7	6.3	22	28.1	21.6	30

Restructuring charges	1.5	4.0	(63)	13.9	16.6	(16)

Operating Income	166.4	140.3	19	632.7	496.1	28

Interest expense	11.6	11.4	2	49.1	31.9	54

Other expense, net	1.6	0.6	167	1.5	4.3	(65)

Income from continuing operations before income taxes	153.2	128.3	19	582.1	459.9	27

Income taxes	48.8	40.7	20	169.7	153.4	11

Income from continuing operations, net of tax	$104.4	$87.6	19	$412.4	$306.5	35

Income(Loss) from discontinued operations, net of tax	(0.7)	0.4	(275)	0.8	9.0	(91)

Net income	$103.7	$88.0	18	$413.2	$315.5	31

Less: Noncontrolling interests	0.1	0.2	(50)	-	0.5	(100)

Net income attributable to Fortune Brands Home & Security	$103.6	$87.8	18	$413.2	$315.0	31

Earnings Per Common Share, Diluted:
Net Income from continuing operations	$0.67	$0.54	24	$2.61	$1.88	39

Diluted Average Shares Outstanding	156.8	162.9	(4)	157.8	163.0	(3)

DILUTED EPS BEFORE CHARGES/GAINS RECONCILIATION

For the fourth quarter of 2016, diluted EPS before charges/gains is income from continuing operations, net of tax and including the impact from noncontrolling interests calculated on a diluted per-share basis excluding $6.4 million ($4.8 million after tax or $0.03 per diluted share) of restructuring and other charges and expense related to a tax item of $1.5 million ($0.01 per diluted share).

For the twelve months ended December 31, 2016, diluted EPS before charges/gains is income from continuing operations, net of tax and including the impact from noncontrolling interests calculated on a diluted per-share basis excluding $23.2 million ($16.5 million after tax or $0.10 per diluted share) of restructuring and other charges, the impact of the write off of prepaid debt issuance cost of $1.3 million ($0.8 million after tax or $0.01 per diluted share), expense related to tax items of $3.1 million ($0.02 per diluted share), and actuarial losses of $1.9 million ($1.3 million after tax or $0.01 per diluted share).

For the fourth quarter of 2015, diluted EPS before charges/gains is income from continuing operations, net of tax and including the impact from noncontrolling interests calculated on a diluted per-share basis excluding $7.0 million ($4.6 million after tax or $0.03 per diluted share) of net restructuring and other charges, the impact of income from actuarial gains associated with our defined benefit plans of $0.3 million ($0.2 million after tax) and a benefit related to a tax item of $0.9 million ($0.01 per diluted share).

For the twelve months ended December 31, 2015, diluted EPS before charges/gains is income from continuing operations, net of tax and including the impact from noncontrolling interests calculated on a diluted per-share basis excluding $22.7 million ($16.3 million after tax or $0.10 per diluted share) of restructuring and other charges, transaction costs related to the acquisition of Norcraft of $17.1 million ($13.4 million after tax or $0.08 per diluted share), the impact of expense from actuarial losses associated with our defined benefit plans of $2.5 million ($1.6 million after tax or $0.01 per diluted share) and a charge related to a tax item of $0.2 million.

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2016	2015	% Change	2016	2015	% Change

Earnings Per Common Share - Diluted
Diluted EPS Before Charges/Gains - Continuing Operations (c)	$0.71	$0.56	27	$2.75	$2.07	33

Restructuring and other charges	(0.03)	(0.03)	-	(0.10)	(0.10)	-
Norcraft transaction costs(e)	-	-	-	-	(0.08)	100
Defined benefit plan actuarial losses	-	-	-	(0.01)	(0.01)	-
Write off of prepaid debt issuance costs	-	-	-	(0.01)	-	-
Tax item	(0.01)	0.01	(200)	(0.02)	-	-

Diluted EPS - Continuing Operations	$0.67	$0.54	24	$2.61	$1.88	39

RECONCILIATION OF FULL YEAR 2017 EARNINGS GUIDANCE TO GAAP

For the full year, on a GAAP basis, the Company is targeting diluted EPS from continuing operations to be in the range of $2.93 to $3.03 per share. The Company is targeting diluted EPS before charges/gains from continuing operations to be in the range of $2.95 to $3.05 per share. Reconciliation of non-GAAP diluted EPS guidance to GAAP diluted EPS guidance cannot be provided without unreasonable efforts on a forward-looking basis due to the high variability and low visibility with respect to gains and losses associated with our defined benefit plans and restructuring and other charges, which are excluded from the diluted EPS before charges/gains.

(c) (e) For definitions of Non-GAAP measures, see Definitions of Terms page

EARNINGS PER COMMON SHARE-DILUTED
(Unaudited)

As Reported (GAAP)	Q1 2016	Q2 2016	Q3 2016	Q4 2016	FY 2016 (1)

Diluted EPS Before Charges/Gains - Continuing Operations (c)	$0.39	$0.82	$0.80	$0.71	$2.75

Restructuring and other charges	(0.04)	(0.01)	(0.02)	(0.03)	(0.10)
Defined benefit plan actuarial losses	-	-	(0.01)	-	(0.01)
Writeoff of prepaid debt issuance costs	-	(0.01)	-	-	(0.01)
Tax item	-	-	-	(0.01)	(0.02)

Diluted EPS - Continuing Operations	$0.35	$0.80	$0.77	$0.67	$2.61

As Revised(2)	Q1 2016	Q2 2016	Q3 2016	Q4 2016	FY 2016

Diluted EPS Before Charges/Gains - Continuing Operations (c)	$0.42	$0.82	$0.80	$0.71	$2.75

Restructuring and other charges	(0.04)	(0.01)	(0.02)	(0.03)	(0.10)
Defined benefit plan actuarial losses	-	-	(0.01)	-	(0.01)
Writeoff of prepaid debt issuance costs	-	(0.01)	-	-	(0.01)
Tax item	-	-	-	(0.01)	(0.02)

Diluted EPS - Continuing Operations	$0.38	$0.80	$0.77	$0.67	$2.61

(1) Q1 2016 impact from the adoption of ASU 2016-09, "Improvements to Employee Share-Based Payments," is included in our YTD full year 2016 GAAP results.

(2) Quarterly Income Statement revised to reflect adoption in 2016 of ASU 2016-09. We will revise our quarterly year-over-year earnings and EPS comparisons when we report our Q1 2017 results to reflect the three cents per share impact resulting from the adoption of ASU 2016-09.

(c) For definitions of Non-GAAP measures, see Definitions of Terms page

FORTUNE BRANDS HOME & SECURITY, INC.
(In millions)
(Unaudited)

RECONCILIATION OF EBITDA BEFORE CHARGES/GAINS TO INCOME FROM CONTINUING OPERATIONS

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2016	2015	% Change	2016	2015	% Change

EBITDA BEFORE CHARGES/GAINS (d)	$204.2	$179.7	14	$776.5	$649.2	20

Depreciation*	$(25.3)	$(27.0)	6	$(92.1)	$(93.5)	1
Amortization of intangible assets	(7.7)	(6.3)	(22)	(28.1)	(21.6)	(30)
Restructuring and other charges	(6.4)	(7.0)	9	(23.2)	(22.7)	(2)
Interest expense	(11.6)	(11.4)	(2)	(49.1)	(31.9)	(54)
Norcraft transaction costs (e)	-	-	-	-	(17.1)	100
Defined benefit plan actuarial losses	-	0.3	(100)	(1.9)	(2.5)	24
Income taxes	(48.8)	(40.7)	(20)	(169.7)	(153.4)	(11)

Income from continuing operations, net of tax	$104.4	$87.6	19	$412.4	$306.5	35

*Depreciation excludes accelerated depreciation of ($2.5) million for the twelve months ended December 31, 2016. Accelerated depreciation is included in restructuring and other charges.

CALCULATION OF NET DEBT-TO-EBITDA BEFORE CHARGES/GAINS RATIO

As of December 31, 2016
Long-term debt *			1,431.1
Total debt			1,431.1
Less:
Cash and cash equivalents *			251.5
Net debt (1)			1,179.6
For the twelve months ended December 31, 2016
EBITDA before charges/gains (2) (d)			776.5

Net debt-to-EBITDA before charges/gains ratio (1/2)			1.5

* Amounts are per the unaudited Condensed Consolidated Balance Sheet as of December 31, 2016.

(d) (e) For definitions of Non-GAAP measures, see Definitions of Terms page

FORTUNE BRANDS HOME & SECURITY, INC.
Reconciliation of Income Statement - GAAP to Before Charges/Gains Information
Three Months Ended December 31,
$ in millions, except per share amounts
(unaudited)

		Before Charges/Gains adjustments

		Restructuring	Defined benefit		Before
	GAAP	and other	plan actuarial	Tax Item	Charges/Gains
	(unaudited)	charges	(gains)/losses		(Non-GAAP)

2016	FOURTH QUARTER

Net Sales	$1,301.6	-	-	-

Cost of products sold	827.5	(4.0)	-	-
Selling, general & administrative expenses	298.5	(0.9)	-	-
Amortization of intangible assets	7.7	-	-	-
Restructuring charges	1.5	(1.5)	-	-

Operating Income	166.4	6.4	-	-	172.8

Interest expense	11.6	-	-	-
Other expense, net	1.6	-	-	-
Income from continuing operations before income taxes	153.2	6.4	-	-	159.6

Income taxes	48.8	1.6	-	(1.5)	48.8

Income from continuing operations, net of tax	$104.4	4.8	-	1.5	$110.7

Loss from discontinued operations	(0.7)	-	-	-

Net Income	103.7	-	-	-

Less: Noncontrolling interests	0.1	-	-	-

Net Income attributable to Fortune Brands Home & Security, Inc.	$103.6	4.8	-	1.5	$109.9

Income from continuing operations, net of tax less noncontrolling interests	$104.3	4.8	-	1.5	$110.6

Diluted Average Shares Outstanding	156.8				156.8

Diluted EPS - Continuing Operations	0.67				0.71

2015

Net Sales	$1,224.7	-	-	-

Cost of products sold	804.6	(2.8)	0.2	-
Selling, general & administrative expenses	269.5	(0.2)	0.1	-
Amortization of intangible assets	6.3	-	-	-
Restructuring charges	4.0	(4.0)	-	-

Operating Income	140.3	7.0	(0.3)	-	147.0

Interest expense	11.4	-	-	-
Other expense, net	0.6	-	-	-
Income from continuing operations before income taxes	128.3	7.0	(0.3)	-	135.0

Income taxes	40.7	2.4	(0.1)	0.9

Income from continuing operations, net of tax	$87.6	4.6	(0.2)	(0.9)	$91.1

Loss from discontinued operations	0.4	-	-	-

Net Income	88.0	-	-	-

Less: Noncontrolling interests	0.2	-	-	-

Net Income attributable to Fortune Brands Home & Security, Inc.	$87.8	4.6	(0.2)	(0.9)	$91.3

Income from continuing operations, net of tax less noncontrolling interests	$87.4	4.6	(0.2)	(0.9)	$90.9

Diluted Average Shares Outstanding	162.9				162.9

Diluted EPS - Continuing Operations	0.54				0.56

FORTUNE BRANDS HOME & SECURITY, INC.
Reconciliation of Income Statement - GAAP to Before Charges/Gains Information
Twelve Months Ended December 31,
$ in millions, except per share amounts
(unaudited)

		Before Charges/Gains adjustments

					Write-off of
		Restructuring			Prepaid Debt	Norcraft	Before
	GAAP	and other	Defined benefit	Tax Items	Issuance Costs	Acquisition	Charges/Gains
	(unaudited)	charges	plan actuarial losses			Costs	(Non-GAAP)

2016	YEAR TO DATE

Net Sales	$4,984.9	-	-	-	-	-

Cost of products sold	3,180.3	(8.3)	(1.3)	-	-	-
Selling, general & administrative expenses	1,129.9	(1.0)	(0.6)	-	-	-
Amortization of intangible assets	28.1	-	-	-	-	-
Restructuring charges	13.9	(13.9)	-	-	-	-

Operating Income	632.7	23.2	1.9	-	-	-	657.8

Interest expense	49.1	-	-	-	(1.3)	-
Other income, net	1.5	-	-	-	-	-
Income from continuing operations before income taxes	582.1	23.2	1.9	-	1.3	-	608.5

Income taxes	169.7	6.7	0.6	(3.1)	0.5	-

Income from continuing operations, net of tax	$412.4	16.5	1.3	3.1	0.8	-	$434.1

Income from discontinued operations, net of tax	0.8	-	-	-	-	-

Net Income	413.2	-	-	-	-	-

Less: Noncontrolling interests	-	-	-	-	-	-

Net Income attributable to Fortune Brands Home & Security, Inc.	$413.2	16.5	1.3	3.1	0.8	-	$434.9

Income from continuing operations, net of tax less noncontrolling interests	$412.4	16.5	1.3	3.1	0.8	-	$434.1

Diluted Average Shares Outstanding	157.8						157.8

Diluted EPS - Continuing Operations	2.61						2.75

2015

Net Sales	$4,579.4	-	-	-	-	-
					-
Cost of products sold	2,997.5	(5.5)	(0.2)	-	-	(2.0)
Selling, general & administrative expenses	1,047.6	(0.6)	(2.3)	-	-	(15.1)
Amortization of intangible assets	21.6	-	-	-	-	-
Restructuring charges	16.6	(16.6)	-	-	-	-

Operating Income	496.1	22.7	2.5	-	-	17.1	538.4

Interest expense	31.9	-	-	-	-	-
Other expense, net	4.3	-	-	-	-	-
Income from continuing operations before income taxes	459.9	22.7	2.5	-	-	17.1	502.2

Income taxes	153.4	6.4	0.9	(0.2)	-	3.7

Income from continuing operations, net of tax	$306.5	16.3	1.6	0.2	-	13.4	$338.0

Income from discontinued operations, net of tax	9.0	-	-	-	-	-

Net Income	315.5	-	-	-	-	-

Less: Noncontrolling interests	0.5	-	-	-	-	-

Net Income attributable to Fortune Brands Home & Security, Inc.	$315.0	16.3	1.6	0.2	-	13.4	$346.5

Income from continuing operations, net of tax less noncontrolling interests	$306.0	16.3	1.6	0.2	-	13.4	$337.5

Diluted Average Shares Outstanding	163.0						163.0

Diluted EPS - Continuing Operations	1.88						2.07

FORTUNE BRANDS HOME & SECURITY, INC.
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2016	2015	% Change	2016	2015	% Change
Net Sales (GAAP)
Cabinets	$600.6	$608.1	(1)	$2,397.8	$2,173.4	10
Plumbing	426.4	358.5	19	1,534.4	1,414.5	8
Doors	121.7	114.5	6	473.0	439.1	8
Security	152.9	143.6	6	579.7	552.4	5
Total Net Sales	$1,301.6	$1,224.7	6	$4,984.9	$4,579.4	9

Operating Income (loss)
Cabinets	$63.8	$60.3	6	$257.8	$192.4	34
Plumbing	83.7	70.8	18	326.3	285.4	14
Doors	15.8	13.3	19	61.9	44.0	41
Security	21.9	12.8	71	66.6	55.9	19
Corporate:
General and administrative expense	(19.4)	(18.5)	(5)	(80.9)	(85.2)	5
Defined benefit plan income/(expense) (1)	0.6	1.6	(63)	1.0	3.6	(76)
Total Corporate expenses	(18.8)	(16.9)	(11)	(79.9)	(81.6)	2

Total Operating Income (GAAP)	$166.4	$140.3	19	$632.7	$496.1	28

OPERATING INCOME BEFORE CHARGES/GAINS RECONCILIATION

Operating Income (loss) Before Charges/Gains (a)
Cabinets	$63.8	$61.1	4	$259.6	$195.7	33
Plumbing	87.7	71.1	23	332.2	292.5	14
Doors	16.2	13.3	22	62.3	44.0	42
Security	23.9	18.7	28	81.6	69.3	18
Corporate:
General and administrative expense	(19.5)	(18.5)	(5)	(80.8)	(69.2)	(17)
Defined benefit plan income (b)	0.7	1.3	(46)	2.9	6.1	(51)
Total Corporate expenses	(18.8)	(17.2)	(9)	(77.9)	(63.1)	(23)

Total Operating Income Before Charges/Gains (a)	172.8	147.0	18	657.8	538.4	22
Restructuring and other charges (2) (3)	(6.4)	(7.0)	9	(23.2)	(22.7)	(2)
Norcraft transaction costs (e)	-	-	-	-	(17.1)	100
Defined benefit plan actuarial gains/(losses) (4)	-	0.3	(100)	(1.9)	(2.5)	24
Total Operating Income (GAAP)	$166.4	$140.3	19	$632.7	$496.1	28

(1) Corporate expenses as derived in accordance with GAAP include the components of defined benefit plan expense other than service cost including actuarial gains and losses.

(2) Restructuring charges are costs incurred to implement significant cost reduction initiatives and include workforce reduction costs.

(3) "Other charges" represent charges or gains directly related to restructuring initiatives that cannot be reported as restructuring under GAAP. Such costs may include losses on disposal of inventories, trade receivables allowances from exiting product lines, accelerated depreciation resulting from the closure of facilities, and gains or losses on the sale of previously closed facilities. In addition, it includes estimated acquisition related inventory step-up expense in our Plumbing segment of $3.3 million and $3.8 million for the three and twelve months ended December 31, 2016.

(4) Represents actuarial gains or losses associated with our defined benefit plans. Actuarial gains or losses in a period represent the difference between actual and actuarially assumed experience, principally related to liability discount rates and plan asset returns, as well as other actuarial assumptions including compensation rates, turnover rates, and health care cost trend rates. The Company recognizes actuarial gains or losses immediately in operating income to the extent they cumulatively exceed a “corridor.” The corridor is equal to the greater of 10% of the fair value of plan assets or 10% of a plan’s projected benefit obligation. Actuarial gains or losses are determined at required remeasurement dates which occur at least annually in the fourth quarter. Remeasurements due to plan amendments and settlements may also occur in interim periods during the year. Our operating income before charges/gains reflects our expected rate of return on pension plan assets which in a given period may materially differ from our actual return on plan assets. Our liability discount rates and plan asset returns are based upon difficult to predict fluctuations in global bond and equity markets that are not directly related to the Company’s business. We believe that the exclusion of actuarial gains or losses from operating income before charges/gains provides investors with useful supplemental information regarding the underlying performance of the business from period to period that may be considered in conjunction with our operating income as measured on a GAAP basis. We present this supplemental information because such actuarial gains or losses may create volatility in our operating income that does not necessarily have an immediate corresponding impact on operating cash flow or the actual compensation and benefits provided to our employees. The table below sets forth additional supplemental information on the Company’s historical actual and expected rate of return on plan assets, as well as discount rates used to value its defined benefit obligations:

($ In millions)
	Year Ended			Year Ended
	December 31, 2016			December 31, 2015
	%	$		%	$
Actual return on plan assets	10.0%	$46.6		(2.1)%	($18.2)
Expected return on plan assets	6.6%	37.2		6.8%	40.2
Discount rate at December 31:
Pension benefits	4.3%			4.6%
Postretirement benefits	3.4%			4.1%

(a) (b) (e) For definitions of Non-GAAP measures, see Definitions of Terms page

FORTUNE BRANDS HOME & SECURITY, INC.
(In millions)
(unaudited)

RECONCILIATION OF SEGMENT OPERATING INCOME BEFORE CHARGES/GAINS TO GAAP OPERATING INCOME

	For the three month period ended				For the twelve month period ended
	December 31, 2016	December 31, 2015	$ change	% change	December 31, 2016	December 31, 2015	$ change	% change
CABINETS
Operating income before charges/gains(a)	$63.8	$61.1	$2.7	4	$259.6	$195.7	$63.9	33
Restructuring charges (1)	-	(0.6)	0.6	100	(1.8)	(1.2)	(0.6)	(50)
Other charges (2)
Cost of products sold	-	(0.2)	0.2	100	-	(2.1)	2.1	100
Operating income (GAAP)	$63.8	$60.3	$3.5	6	$257.8	$192.4	$65.4	34

PLUMBING
Operating income before charges/gains(a)	$87.7	$71.1	$16.6	23	$332.2	$292.5	$39.7	14
Restructuring charges (1)	(0.5)	(0.1)	(0.4)	(400)	(1.6)	(6.4)	4.8	75
Other charges (2)
Cost of products sold	(3.3)	-	(3.3)	(100)	(4.1)	(0.1)	(4.0)	(4,000)
Selling, general and administrative expenses	(0.2)	(0.2)	-	-	(0.2)	(0.6)	0.4	67
Operating income (GAAP)	$83.7	$70.8	$12.9	18	$326.3	$285.4	$40.9	14

DOORS
Operating income (loss) before charges/gains (a)	$16.2	$13.3	$2.9	22	$62.3	$44.0	$18.3	42
Restructuring charges (1)	(0.4)	-	(0.4)	(100)	(0.4)	-	(0.4)	(100)
Operating income (GAAP)	$15.8	$13.3	$2.5	19	$61.9	$44.0	$17.9	41

SECURITY
Operating income before charges/gains(a)	$23.9	$18.7	$5.2	28	$81.6	$69.3	$12.3	18
Restructuring charges (1)	(0.6)	(3.3)	2.7	82	(10.1)	(8.1)	(2.0)	(25)
Other charges (2)
Cost of products sold	(0.7)	(2.6)	1.9	73	(4.2)	(5.3)	1.1	21
Selling, general and administrative expenses	(0.7)	-		(100)	(0.7)	-		(100)
Operating income (GAAP)	$21.9	$12.8	$9.8	71	$66.6	$55.9	$11.4	19

CORPORATE
General and administrative expense before charges/gains	$(19.5)	$(18.5)	$(1.0)	(6)	$(80.8)	$(69.2)	$(11.6)	(17)
Restructuring charges (1)	-	-	-	-	-	(0.9)	0.9	100
Other charges (2)
Selling, general and administrative expenses	-	-	-	-	(0.1)	(15.1)	15.0	99
General and administrative expense (GAAP)	(19.5)	(18.5)	(1.0)	(6)	(80.9)	(85.2)	4.3	5

Defined benefit plan income before actuarial gains/(losses)	0.7	1.3	(0.6)	(44)	2.9	6.1	(3.2)	(53)
Defined benefit plan actuarial gains/(losses) (3)	-	0.3	(0.3)	(100)	(1.9)	(2.5)	0.6	24
Defined benefit plan income (GAAP)	0.7	1.6	(0.9)	(55)	1.0	3.6	(2.6)	(73)

Total Corporate expense (GAAP)	$(18.8)	$(16.9)	$(1.9)	(11)	$(79.9)	$(81.6)	$1.7	2

(1) Restructuring charges are costs incurred to implement significant cost reduction initiatives and include workforce reduction costs.

(2) "Other charges" represent charges or gains directly related to restructuring initiatives that cannot be reported as restructuring under GAAP. Such costs may include losses on disposal of inventories, trade receivables allowances from exiting product lines, accelerated depreciation resulting from the closure of facilities, and gains or losses on the sale of previously closed facilities. For Corporate, other charges incurred represent external costs directly related to the acquisition of Norcraft and primarily include expenditures for banking, legal, accounting and other similar services. In addition, other charges in our Plumbing segment includes estimated acquisition related inventory step-up expense of $3.3 million and $3.8 million for the three and twelve months ended December 31, 2016.

(3) Represents actuarial gains or losses associated with our defined benefit plans. Actuarial gains or losses in a period represent the difference between actual and actuarially assumed experience, principally related to liability discount rates and plan asset returns, as well as other actuarial assumptions including compensation rates, turnover rates, and health care cost trend rates. The Company recognizes actuarial gains or losses immediately in operating income to the extent they cumulatively exceed a “corridor.” The corridor is equal to the greater of 10% of the fair value of plan assets or 10% of a plan’s projected benefit obligation. Actuarial gains or losses are determined at required remeasurement dates which occur at least annually in the fourth quarter. Remeasurements due to plan amendments and settlements may also occur in interim periods during the year. Our operating income before charges/gains reflects our expected rate of return on pension plan assets which in a given period may materially differ from our actual return on plan assets. Our liability discount rates and plan asset returns are based upon difficult to predict fluctuations in global bond and equity markets that are not directly related to the Company’s business. We believe that the exclusion of actuarial gains or losses from operating income before charges/gains provides investors with useful supplemental information regarding the underlying performance of the business from period to period that may be considered in conjunction with our operating income as measured on a GAAP basis. We present this supplemental information because such actuarial gains or losses may create volatility in our operating income that does not necessarily have an immediate corresponding impact on operating cash flow or the actual compensation and benefits provided to our employees. The table below sets forth additional supplemental information on the Company’s historical actual and expected rate of return on plan assets, as well as discount rates used to value its defined benefit obligations:

($ In millions)
	Year Ended			Year Ended
	December 31, 2016			December 31, 2015
	%	$		%	$
Actual return on plan assets	10.0%	$46.6		(2.1)%	($18.2)
Expected return on plan assets	6.6%	37.2		6.8%	40.2
Discount rate at December 31:
Pension benefits	4.3%			4.6%
Postretirement benefits	3.4%			4.1%

(a) For definitions of Non-GAAP measures, see Definitions of Terms page

FORTUNE BRANDS HOME & SECURITY, INC.
BEFORE CHARGES/GAINS OPERATING MARGIN TO OPERATING MARGIN
(Unaudited)

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2016	2015	Change	2016	2015	Change

CABINETS
Before Charges/Gains Operating Margin	10.6%	10.0%	60 bps	10.8%	9.0%	180 bps
Restructuring & Other Charges	-	0.1%		-	(0.1%)
Operating Margin	10.6%	10.1%	50 bps	10.8%	8.9%	190 bps

PLUMBING
Before Charges/Gains Operating Margin	20.6%	19.8%	80 bps	21.7%	20.7%	100 bps
Restructuring & Other Charges	(1.0%)	(0.1%)		(0.4%)	(0.5%)
Operating Margin	19.6%	19.7%	(10) bps	21.3%	20.2%	110 bps

DOORS
Before Charges/Gains Operating Margin	13.3%	11.6%	170 bps	13.2%	10.0%	320 bps
Restructuring & Other Charges	(0.3%)	-		(0.1%)	-
Operating Margin	13.0%	11.6%	140 bps	13.1%	10.0%	310 bps

SECURITY
Before Charges/Gains Operating Margin	15.6%	13.0%	260 bps	14.1%	12.5%	160 bps
Restructuring & Other Charges	(1.3%)	(4.1%)		(2.6%)	(2.4%)
Operating Margin	14.3%	8.9%	540 bps	11.5%	10.1%	140 bps

FBHS
Before Charges/Gains Operating Margin	13.3%	12.0%	130 bps	13.2%	11.8%	140 bps
Restructuring & Other Charges	(0.5%)	(0.5%)		(0.5%)	(0.5%)
Norcraft transaction costs	-	-		-	(0.4%)
Defined benefit plan actuarial losses	-	-		-	(0.1%)
Operating Margin	12.8%	11.5%	130 bps	12.7%	10.8%	190 bps

Operating margin is calculated as operating income derived in accordance with GAAP divided by GAAP Net Sales. Before charges/gains Operating margin is operating income derived in accordance with GAAP excluding restructuring and other charges, and for FBHS, Norcraft transaction costs and the impact of expense from actuarial losses associated with our defined benefit plans recorded in the Corporate segment and dividing by GAAP nets sales. Before charges/gains operating margin is a measure not derived in accordance with GAAP. Management uses this measure to evaluate the returns generated by FBHS and its business segments. Management believes this measure provides investors with helpful supplemental information regarding the underlying performance of the Company from period to period. This measure may be inconsistent with similar measures presented by other companies.

FORTUNE BRANDS HOME & SECURITY, INC.
RECONCILIATION OF PERCENTAGE CHANGE IN ORGANIC OPERATING LEVERAGE TO OPERATING LEVERAGE
(Unaudited)

FBHS	Three Months Ended December 31, 2016

Percentage Change in Organic Operating Leverage	45%
Excluding Acquisitions	(11%)
Percentage change in Operating Leverage	34%

Operating leverage is calculated as the year over year change in operating income before charges and gains divided by the year over year change in GAAP net sales. Organic operating leverage is calculated as operating income before charges and gains excluding 2016 acquisitions divided by net sales excluding 2016 acquisitions. Management uses this measure to evaluate the overall performance and believes this measure provides investors with helpful supplemental information regarding the underlying performance from period to period. This measure may be inconsistent with similar measures presented by other companies.

Definitions of Terms: Non-GAAP Measures

(a) Operating income before charges/gains is operating income derived in accordance with GAAP excluding restructuring and other charges, Norcraft transaction-related expenses, the impact of income and expense from actuarial gains or losses associated with our defined benefit plans and tax items. Operating income before charges/gains is a measure not derived in accordance with GAAP. Management uses this measure to evaluate the returns generated by FBHS and its business segments. Management believes this measure provides investors with helpful supplemental information regarding the underlying performance of the Company from period to period. This measure may be inconsistent with similar measures presented by other companies.

(b) Defined benefit plan income includes the components of defined benefit plan expense other than service costs. It further excludes actuarial gains or losses.

(c) Diluted EPS before charges/gains is income from continuing operations, net of tax, less noncontrolling interests calculated on a diluted per-share basis excluding restructuring and other charges, Norcraft transaction related expenses, the impact of income tax items and the impact of income and expense from actuarial gains or losses associated with our defined benefit plans. Diluted EPS before charges/gains is a measure not derived in accordance with GAAP. Management uses this measure to evaluate the overall performance of the Company and believes this measure provides investors with helpful supplemental information regarding the underlying performance of the Company from period to period. This measure may be inconsistent with similar measures presented by other companies.

(d) EBITDA before charges/gains is income from continuing operations, net of tax, derived in accordance with GAAP excluding the following impacts on income from continuing operations, net of tax: restructuring and other charges, Norcraft transaction-related expenses, the impact of income and expense from actuarial gains or losses associated with our defined benefit plans, depreciation, amortization of intangible assets, interest expense, and income taxes. EBITDA before charges/gains is a measure not derived in accordance with GAAP. Management uses this measure to assess returns generated by FBHS. Management believes this measure provides investors with helpful supplemental information about the Company's ability to fund internal growth, make acquisitions and repay debt and related interest. This measure may be inconsistent with similar measures presented by other companies.

(e) Represents external costs directly related to the acquisition of Norcraft and primarily includes expenditures for banking, legal, accounting and other similar services. In addition, it includes the impact of expense related to our estimated purchase accounting inventory step-up.

CONTACT:
Fortune Brands Home & Security, Inc.
INVESTOR and MEDIA CONTACT:
Brian Lantz
847-484-4574
brian.lantz@FBHS.com